Exhibit 99.2

Home Bancorp Statement On The Passing Of Director Kathy J. Bobbs

LAFAYETTE, La., April 24, 2018 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), deeply regrets to announce that Kathy J. Bobbs, a director of the company, died unexpectedly on April 21, 2018. Mrs. Bobbs had been a director of the company since June 1, 2016.

"The Home Bank family is deeply saddened by Kathy's passing," stated Michael P. Maraist, Chairman of the Board of the Company and the Bank, "She was an outstanding director whose insight and energy will be greatly missed."

"It was a privilege to know and serve with Kathy," added John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "Kathy's commitment to healthcare, the Acadiana community and Home Bank inspired many through the years. Her contributions will not be forgotten. We send our deepest sympathy and prayers to her husband, Ken, and her beloved children and grandchildren."

The Company has not made a determination at this time to fill the vacancy on the Board of Directors created by the passing of Mrs. Bobbs.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960